                                 CONTRACT DATA

Contract Number:            [9920-SAMPLE]               Contract Date:     [November 1, 2006]
Initial Purchase Payment:   [$25,000]                   Retirement Date:   [November 1, 2046]
Annuitant:                  [John Doe]                  Contract Type:     [Non-Qualified]
Contract Owner:             [John Doe]

Upon issuance of this contract your initial purchase payment has been applied as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. For more information, please refer to the Purchase Payments Provision.

                                                                        Payment
                                                                      Allocation
Allocation                                                            Percentage
AEL One-Year Fixed Account                                               [___%
[6-month DCA Fixed Account                                                ___%
12-month DCA Fixed Account                                                ___%
1 Year Guarantee Period Account                                           ___%
2 Year Guarantee Period Account                                           ___%
3 Year Guarantee Period Account                                           ___%
4 Year Guarantee Period Account                                           ___%
5 Year Guarantee Period Account                                           ___%
6 Year Guarantee Period Account                                           ___%
7 Year Guarantee Period Account                                           ___%
8 Year Guarantee Period Account                                           ___%
9 Year Guarantee Period Account                                           ___%
10 Year Guarantee Period Account                                          ___%
AIM V.I. Basic Value Fund - Series II Shares                              ___%
AIM V.I. Capital Development Fund - Series II Shares                      ___%
AIM V.I. Mid Cap Core Equity Fund - Series II Shares                      ___%
AllianceBernstein VP Growth and Income Portfolio (Class B)                ___%
AllianceBernstein VP International Value Portfolio (Class B)              ___%
AllianceBernstein VP Total Return Portfolio (Class B)                     ___%
American Century(R) VP Inflation Protection, Class II                     ___%
American Century(R) VP International, Class II                            ___%
American Century(R) VP Ultra, Class II                                    ___%
American Century(R) VP Value, Class II                                    ___%
Colonial Small Cap Value Fund, Variable Series, Class B                   ___%
Columbia High Yield Fund, Variable Series, Class B                        ___%
Dreyfus IP Midcap Stock Portfolio, Service Share Class                    ___%
Dreyfus IP Technology Growth Portfolio, Service Share Class               ___%
Dreyfus VIF Appreciation Portfolio, Service Share Class                   ___%
Dreyfus VIF International Value Portfolio, Service Share Class            ___%
Fidelity VIP Contrafund(R) Portfolio Service Class 2                      ___%
Fidelity VIP Growth Portfolio Service Class 2                             ___%
Fidelity VIP Investment Grade Bond Portfolio Service Class 2              ___%
Fidelity VIP Mid Cap Portfolio Service Class 2                            ___%
Fidelity VIP Overseas Portfolio Service Class 2                           ___%
FTVIPT Franklin Income Securities Fund - Class 2                          ___%
FTVIPT Franklin Rising Dividends Securities Fund - Class 2                ___%
FTVIPT Franklin Small-Mid Cap Growth Securities Fund - Class 2            ___%
FTVIPT Mutual Shares Securities Fund - Class 2                            ___%
FTVIPT Templeton Growth Securities Fund - Class 2                         ___%
FTVIPT Templeton Global Income Securities Fund - Class 2                  ___%
Goldman Sachs VIT Mid Cap Value Fund ]                                    ___%]

273954DPFCC                                                       Page 2[.0 ]

Contract Number:  [9920-SAMPLE]                         Contract Date:   [November 1, 2006]

[MFS(R) Investors Growth Stock Series - Service Class                 [___%
MFS(R) New Discovery Series - Service Class                            ___%
MFS(R) Total Return Series - Service Class                             ___%
MFS(R) Utilities Series - Service Class                                ___%
Oppenheimer Capital Appreciation Fund/VA, Service Shares               ___%
Oppenheimer Global Securities Fund/VA, Service Shares                  ___%
Oppenheimer Main Street Small Cap Fund/VA, Service Shares              ___%
Oppenheimer Strategic Bond Fund/VA, Service Shares                     ___%
Putnam VT Health Sciences Fund - Class IB Shares                       ___%
Putnam VT International Equity Fund - Class IB Shares                  ___%
Putnam VT Small Cap Value Fund - Class IB Shares                       ___%
Putnam VT Vista Fund - Class IB Shares                                 ___%
RiverSource(SM) VP - Cash Management Fund                              ___%
RiverSource(SM) VP - Diversified Bond Fund                             ___%
RiverSource(SM) VP - Diversified Equity Income Fund                    ___%
RiverSource(SM) VP - Emerging Markets Fund                             ___%
RiverSource(SM) VP - Global Inflation Protected Securities Fund        ___%
RiverSource(SM) VP - Growth Fund                                       ___%
RiverSource(SM) VP - High Yield Bond Fund                              ___%
RiverSource(SM) VP - International Opportunity Fund                    ___%
RiverSource(SM) VP - Income Opportunities Fund                         ___%
RiverSource(SM) VP - Large Cap Equity Fund                             ___%
RiverSource(SM) VP - Large Cap Value Fund                              ___%
RiverSource(SM) VP - Mid Cap Growth Fund                               ___%
RiverSource(SM) VP - S&P 500 Index Fund                                ___%
RiverSource(SM) VP - Select Value Fund                                 ___%
RiverSource(SM) VP - Short Duration US Government Fund                 ___%
RiverSource(SM) VP -Small Cap Value Fund                               ___%
Van Kampen LIT Comstock Portfolio Class II Shares                      ___%
Van Kampen UIF U.S. Real Estate Portfolio Class II Shares              ___%
Wanger International Small Cap                                         ___%
Wanger US Smaller Companies ]                                          ___%]

[Portfolio Navigator Asset Allocation Program model: [model name] ]

[Death Benefit: Return of Purchase Payment]
[Death Benefit: Maximum Anniversary Value]
[Death Benefit: 5% Accumulation]
[Death Benefit: Enhanced]

[Guaranteed Minimum Accumulation Benefit Rider                   Initial Annual Rider Charge of [0.55%]
Duration of Waiting Period: [10] Years                           Maximum Annual Rider Charge of 1.75%
Automatic Step-up Percentage: [80%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

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Contract Number:  [9920-SAMPLE]                         Contract Date:   [November 1, 2006]

[Guaranteed Minimum Lifetime Withdrawal Benefit Rider        Initial Annual Rider Charge [0.60%]
                                                             Maximum Annual Rider Charge [1.50%]
Maximum RBA and GBA                                          [$5,000,000 ]
Maximum ALP                                                  [$300,000 ]
GBP Percentage                                               [7%]
ALP Percentage                                               [6%]
Annual Lifetime Payment Attained Age                         Age [65]
Waiting Period                                               [3] Years

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Income Benefit Rider                         Initial Annual Rider Charge of [0.30%]
(Maximum Anniversary Value Benefit Base)                         Maximum Annual Rider Charge of [1.50%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Income Benefit Rider                         Initial Annual Rider Charge of [0.60%]
(5% Accumulation Benefit Base)                                   Maximum Annual Rider Charge of [1.75%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge. Excluded investment options from the variable account floor: [RiverSource(SM) VP Cash Management Fund, Guarantee Period Accounts, if applicable, and the One-Year Fixed Account, if applicable.]]]

[Guaranteed Minimum Income Benefit Rider                         Initial Annual Rider Charge of 0.[65%]
(Greater of Maximum Anniversary Value Benefit Base               Maximum Annual Rider Charge of [2.00%]
and 5% Accumulation Benefit Base)

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge. Excluded investment options from the variable account floor: [RiverSource(SM) VP Cash Management Fund, Guarantee Period Accounts, if applicable, and the One-Year Fixed Account, if applicable.]]]

[Benefit Protector Death Benefit Rider                           Annual Charge of [0.25%]

      Rider Benefit Percentage                   [ 40%]
      Maximum Earnings at Death Percentage       [250%]]

273954DPFCC                                                        Page 2[.2 ]

Contract Number:  [9920-SAMPLE]                         Contract Date:   [November 1, 2006]

[Benefit Protector Plus Death Benefit Rider                   Annual Charge of [0.40%]

      Rider Benefit Percentage                  [40%]
      Maximum Earnings at Death Percentage     [250%]
      Purchase Payment Percentage Schedule
         Death Occurring in Contract Years    Percentage
            1 - 2                               [ 0%]
            3 - 4                               [10%]
            5 and later                         [20%]]

Withdrawal Charge Schedule: There are no withdrawal charges for this contract.

Annual Mortality and Expense Risk Charge: [1.65% - 2.05% of the daily net asset value]

Annual Variable Account Administrative Charge: [0.15% of the daily net asset value]

Annual Contract Administrative Charge: [$40], waived at contract values of [$50,000] or more

The Maximum Total AEL Variable Annuity Purchase Payment Per Annuitant Life:
[$1,000,000]

The Minimum Additional Purchase Payment: [$100]

The Minimum Investment in any Guarantee Period Account: [$1,000]

The Guaranteed Minimum Effective Interest Rate to be credited to the AEL Fixed Account is [X]%.

One-Year Fixed Account Purchase Payment and Transfer Limits:

      1.  Payments to the One-Year Fixed Account:
             Limited to [0%] of each payment.

      2.  Transfers to the One-Year Fixed Account:
             Limited to transfer amounts which result in the One-Year Fixed Account Contract Value (after the transfer) being no more than [0%] of the total Contract Value.

      3. Transfers (including automated transfers under a dollar cost averaging arrangement) from the One-Year Fixed Account:
             Limited to the greater of:
                a. [$0]; or
                b. [0%] of the One-Year Fixed Account Contract Value
                   at the beginning of the contract year.

MARKET VALUE ADJUSTMENT
-----------------------
All payments and values based on the Guarantee Period Account(s) are subject to a Market Value Adjustment formula, the operation of which may result in upward and downward adjustments in amounts payable. For more information, please refer to the Market Value Adjustment Provision.

273954DPFCC                                                        Page 2[.3 ]